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                                                                   EXHIBIT 10(a)

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" in the Post Effective Amendment No. 2 to the Registration Statement (Form N-4 No. 333-10861), which is incorporated by reference into Post-Effective Amendment No.3, and the related Statement of Additional Information appearing therein and pertaining to Lincoln Life & Annuity Variable Annuity Account L, and to the use therein of our reports dated (a) March 12, 1998, with respect to the statutory-basis financial statements of Lincoln Life & Annuity Company of New York, and
(b) April 20, 1998, with respect to the financial statements of Lincoln Life & Annuity Variable Annuity Account L.

Fort Wayne, Indiana
September 24, 1998